Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mechanical Technology Incorporated of our report dated February 26, 2003, relating to the financial statements and financial statement schedule, which appears in Mechanical Technology Incorporated's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

s/ PricewaterhouseCoopers LLP

Albany, New York

February 3, 2004